UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

U.S. ENERGY CORP.

(Exact name of registrant as specified in its charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures and information set forth in Item 2.01 below in connection with the Borrowing Base Increase are incorporated by reference into this Item 1.01 in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in the Current Report on Form 8-K filed by U.S. Energy Corp. (“U.S. Energy”, “we”, “us” or the “Company”) with the Securities and Exchange Commission on June 30, 2022, on June 29, 2022, the Company entered into a Purchase and Sale Agreement (the “PSA”) with ETXENERGY, LLC (the “Seller”).

Pursuant to the PSA, we agreed to acquire all of the Seller’s rights to, and interest in, certain operated producing properties totaling approximately 16,600 net acres, located in Henderson and Anderson Counties, Texas, adjacent to the Company’s existing assets in the area. The acquisition will also include certain wells, pipelines, contracts, technical data, records, personal property and hydrocarbons associated with the Properties, including two pipeline gathering systems and related infrastructure (collectively with the oil and gas properties to be acquired, the “Acquired Assets”).

The PSA closed on July 27, 2022, at which time we acquired the Acquired Assets in consideration for the initial base purchase price of $11.875 million in cash. The initial base price purchase price is also subject to customary working capital and other adjustments as set forth in the PSA. A total of $590,000 (five percent (5%) of the purchase price) was paid by the Company as a deposit towards the purchase price at the time of the entry into the PSA and credited against the closing payment.

The effective date of the acquisition was June 1, 2022.

The PSA contains representations and warranties by the Company and the Seller as of specific dates and customary indemnification obligations of the parties, subject to certain limitations and deductibles.

The foregoing summary description of the PSA does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

On July 26, 2022, in anticipation of the closing of the PSA, we entered into a letter agreement with Firstbank whereby we increased our borrowing base under the Credit Agreement from $15 million to $20 million, and paid the administrative agent an upfront fee of $32,500 in connection with such increase (the “Borrowing Base Increase”).

The Credit Agreement provides for a maximum credit amount of $100,000,000, subject to semi-annual redeterminations of the borrowing base (currently $20 million as a result of the Borrowing Base Increase) in April and October of each year until maturity, based on the value of the Company’s proved oil and natural gas reserves in accordance with the lenders’ customary procedures and practices.

Under the Credit Agreement, revolving loans may be borrowed, repaid and re-borrowed until January 5, 2026, when all outstanding amounts must be repaid.

Interest on the outstanding amounts under the Credit Agreement will accrue at an interest rate equal to (a) the greatest of (i) the prime rate in effect on such day, and (b) the Federal Funds rate in effect on such day (as determined in the Credit Agreement) plus 0.50%, and an applicable margin that ranges between 0.25% to 1.25% depending on utilization of the amount of the borrowing base (the “Applicable Margin”). If the Company fails to deliver a report setting forth its proved oil and natural gas reserves as and when required under the Credit Agreement, the applicable margin will be 1.25% regardless of utilization.

In the event that certain events of default (as described under the Credit Agreement) occur, the outstanding amounts will bear an additional 2.00% interest per annum. Accrued interest on each revolving loan is payable in arrears on the last day of each March, June, September and December.

The Company generally has the right to make prepayments of the borrowings at any time without penalty or premium under the Credit Agreement. A commitment fee of 0.50% accrues on the average daily amount of the unused portion of the borrowing base is payable in arrears on the last business day of March, June, September and December of each year and on the maturity date.

We are also required to make certain mandatory repayments under the Credit Agreement, in the event the borrowing base decreases below the aggregate amount of loans made by the Lenders and/or if as of the last business day of any calendar month, certain required debt ratios required under the Credit Agreement are not met, there are outstanding amounts owed to the Lenders, and the Company has consolidated cash on hand in excess of $5 million, and in some cases we are also required to pay cash to the agent to be held as collateral.

The Credit Agreement contains customary indemnification requirements, representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and their subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, transactions with affiliates, and dividends and other distributions. In addition, the Credit Agreement contains financial covenants, tested quarterly, that limit the Company’s ratio of total debt to EBITDAX (as defined in the Credit Agreement) to 3:1 and require its ratio of consolidated current assets to consolidated current liabilities (as each is described in the Credit Agreement) to remain at 1:1 or higher.

The terms of the Company’s existing Credit Agreement are described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 10, 2022.

The foregoing summary description of the Credit Agreement and Borrowing Base Increase does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and Borrowing Base Increase letter, which are incorporated by reference herein as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures and information set forth in Item 2.01 above in connection with the Borrowing Base Increase and the Acquisition Borrowing are incorporated by reference into this Item 2.03 in their entirety.

Item 7.01 Regulation FD Disclosure.

On July 28, 2022, the Company published a press release disclosing the closing of the PSA. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 7.01.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of the Acquired Assets will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information relative to acquisition of the Acquired Assets will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

Exhibit No.	Description

10.1#	Purchase and Sale Agreement dated June 29, 2020, by and among U.S. Energy Corp, as Buyer, and ETXENERGY, LLC, as Seller (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 30, 2022 (File No. 000-06814) and incorporated by reference herein)
10.2	Credit Agreement dated as of January 5, 2022, among U.S. Energy Corp., as borrower, Firstbank Southwest, as Administrative Agent and the Lenders party thereto (Filed as Exhibit 10.6 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 10, 2022 (File No. 000-06814) and incorporated by reference herein)
10.3	Borrowing Base Increase Letter Agreement dated July 26, 2022, between U.S. Energy Corp. and Firstbank Southwest, as Administrative Agent
99.1**	Press Release dated July 28, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

# Certain schedules, exhibits, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: July 28, 2022	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer